Exhibit 99.1

TPG Specialty Lending, Inc. Announces Change of Record Date for First Quarter 2017 Dividend

NEW YORK—(BUSINESS WIRE)—March 28, 2017— TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today announced that the record date for the Company’s upcoming quarterly dividend has been moved from March 31, 2017 to April 7, 2017. The change ensures that the record date for the dividend is consistent with stock exchange notice requirements. The previously announced dividend amount of $0.39 per share and payment date of April 28, 2017 remain unchanged.

TPG Specialty Lending, Inc.

TSLX is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine and unsecured loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $18 billion of assets under management as of December 31, 2016, and the broader TPG platform, a global private investment firm with approximately $72 billion of assets under management as of December 31, 2016. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements. TSLX undertakes no duty to update any forward-looking statements made herein.

Source: TPG Specialty Lending, Inc.

Investors:

Lucy Lu

212-601-4753

IRTSL@tpg.com

or:

Media:

Luke Barrett, 212-601-4752

lbarrett@tpg.com

or

Press:

Owen Blicksilver PR, Inc.

Jennifer Hurson, 845-507-0571

jennifer@blicksilverpr.com

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